Exhibit 99.1

Nestlé commences tender offer for Aimmune Therapeutics, Inc.

September 14, 2020 — Société des Produits Nestlé S.A. (“Nestlé”) announced that its wholly-owned subsidiary, SPN Merger Sub, Inc. (“Purchaser”), is commencing today a cash tender offer to purchase all of the outstanding shares of common stock of Aimmune Therapeutics, Inc. (Nasdaq: AIMT) (“Aimmune”) today for a price of USD 34.50 per share, net to the seller in cash, without interest and subject to any withholding taxes (the “Offer”). The Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase (the “Offer to Purchase”), and related Letter of Transmittal and other related materials that will be filed by Nestlé and Purchaser with the United States Securities and Exchange Commission (the “SEC”) on September 14, 2020 (collectively, the “Offering Materials”) and pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of August 29, 2020 (the “Merger Agreement”), by and among Nestlé, Purchaser and Aimmune. In addition, Aimmune will file today a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3 transaction statement relating to the Offer with the SEC.

The independent members of the board of directors of Aimmune have declared the Offer to be fair to and in the best interests of Aimmune and Aimmune’s stockholders (other than Nestlé and its affiliates) and recommend that such stockholders accept the Offer and tender their shares of Aimmune common stock pursuant to the Offer.

The Offer will expire at 12:00 midnight, Eastern time, on October 9, 2020, unless extended or earlier terminated (the time and date at which the Offer will expire, the “Expiration Date”). Any extension of the Offer will be announced in a press release or other public announcement before 9:00 a.m., Eastern time, on the first business day after the Expiration Date.

Copies of the Offering Materials are available free of charge by contacting MacKenzie Partners, the information agent for the Offer, toll-free at (800) 322-2885 or by email at tenderoffer@mackenziepartners.com, and, when filed, on the SEC’s website at www.sec.gov. Equiniti Trust Company is acting as the depositary for the Offer.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include without limitation statements regarding the planned completion of the transactions contemplated by the Merger Agreement. Additional statements include, but are not limited to, statements regarding: Aimmune’s expectations regarding the potential benefits of PALFORZIA; Aimmune’s expectations regarding the potential commercial launch of PALFORZIA; and Aimmune’s expectations regarding potential applications of the CODIT approach to treating life-threatening food allergies.

Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of Aimmune stockholders tendering their shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to Aimmune’s business, including the risks and uncertainties detailed in Aimmune’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Nestlé and Purchaser and the Solicitation/Recommendation Statement to be filed by Aimmune in connection with the tender offer. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements regarding Aimmune’s business may include: the expectation that Aimmune will need additional funds to finance its operations; Aimmune’s dependence on the success of PALFORZIA; Aimmune’s ability to build a commercial field organization and distribution network; the degree of acceptance of PALFORZIA among physicians, patients, healthcare payors, patient advocacy groups and the general medical community; Aimmune’s ability to obtain favorable coverage and reimbursement from third-party payors for PALFORZIA; Aimmune’s reliance on third parties for the manufacture of PALFORZIA; Aimmune’s ability to implement and comply with the REMS for PALFORZIA; possible regulatory developments in the United States and foreign countries; and Aimmune’s ability to attract and retain senior management personnel.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and none of Nestlé, Purchaser or Aimmune undertake any obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Additional Information

The tender offer described above is commencing on the date hereof. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities of Aimmune. The solicitation and the offer to purchase shares of Aimmune’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including the Offering Materials. In addition, Aimmune will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 and a Schedule 13E-3 transaction statement with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Nestlé, Purchaser and Aimmune with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Aimmune under the “Investors & Media” section of Aimmune’s website at www.aimmune.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT OF AIMMUNE AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

About Nestlé Health Science

Nestlé Health Science (NHSc), a global business unit of Nestlé S.A., is a globally recognized leader in the field of nutritional science. At NHSc we are committed to empowering healthier lives through nutrition for consumers, patients and their healthcare partners. NHSc offers an extensive consumer health portfolio of industry-leading medical nutrition, consumer and VMS brands that are science-based solutions covering all facets of health from prevention, to maintenance, all the way through to treatment. NHSc is redefining the approach to the management of health in several key areas such as pediatric health, allergy, acute care, oncology, metabolic health, healthy aging, gastrointestinal health, and inborn errors of metabolism. Headquartered in Switzerland, NHSc employs over 5,000 people around the world who are committed to making a difference in people’s lives, for a healthier today and tomorrow. www.nestlehealthscience.com

About Aimmune

Aimmune Therapeutics, Inc. is a biopharmaceutical company that aspires to become the global leader in developing curative therapies and solutions for patients with food allergies. With a mission to improve the lives of people with food allergies, Aimmune is developing and commercializing oral treatments for potentially life-threatening food allergies. The Company’s Characterized Oral Desensitization ImmunoTherapy (CODIT™) approach is intended to provide meaningful levels of protection against allergic reactions resulting from accidental exposure to food allergens by desensitizing patients with defined, precise amounts of key allergens. Aimmune has one FDA-approved medicine for peanut allergy and other investigational therapies in development to treat other food allergies. For more information, please visit www.aimmune.com.